UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2017

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 29, 2017, Apollo Investment Corporation (the “Company”) entered into an amendment (the "Amendment") to its senior secured revolving credit agreement (the “Senior Secured Agreement”), dated as of December 22, 2016 to (i) increase the multicurrency commitments under the Senior Secured Agreement by $50,000,000 from $1,140,000,000 to $1,190,000,000 pursuant to the accordion provisions therein and (ii) add U.S. Bank National Association as a lender under the Senior Secured Agreement.  The accordion provisions under the Senior Secured Agreement allows the Company to increase the total commitments under the existing revolving facility up to an aggregate principal amount of $1,965,000,000 from new or existing lenders on the same terms and conditions as the existing commitments.  No other amendments were made to the Senior Secured Agreement by the Amendment.

On August 30, 2017, Apollo Investment Corporation notified U.S. Bank National Association, the trustee (the “Trustee”) for the Company’s 6.625% Senior Notes due 2042 (the “Notes”), of the Company’s election to redeem the $150,000,000 aggregate principal amount of the Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on October 15, 2017.  Following the redemption, none of the Notes will remain outstanding.  This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Secretary

Date: August 30, 2017